Exhibit 23.1

                        Consent of Independent Auditor's

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003 on our audits of the consolidated financial statements of Rainier Pacific Savings Bank and Subsidiary as of and for the years ended December 31, 2002 and 2001, in the Rainier Pacific Financial Group, Inc. Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus for the registration of between 5,100,000 and 7,935,000 shares of common stock.

/s/ Moss Adams LLP

Everett, Washington
August 12, 2003